UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director.

(d) On June 1, 2007, American Tower Corporation (the “Company”) issued a press release announcing that its Board of Directors had elected JoAnn A. Reed as a member of the Board, effective May 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

Ms. Reed is the Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager. Since joining Medco in 1988, Ms. Reed has served in finance and accounting roles of increasing responsibility and was appointed Senior Vice President, Finance in 1992 and Chief Financial Officer in 1996. Prior to joining Medco, Ms. Reed’s experience includes finance roles at Aetna/American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp., and Unisys/Timeplex Inc. Ms. Reed currently serves on the board of directors of Waters Corp. and as a Trustee for St. Mary’s College of Notre Dame, Indiana.

In accordance with the Company’s By-Laws, Ms. Reed will serve as a director until the next annual meeting of stockholders or until her successor is elected and qualified. When Ms. Reed is appointed to serve on a standing committee of the Board, the Company will file an amendment to this Form 8-K and include the relevant information pertaining to such appointment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated June 1, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: June 1, 2007	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 1, 2007 (Furnished herewith).